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                                FINET.COM, INC.

                                    CONSENT

         THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby (i) acknowledges receipt of the notice dated February 1, 2001, of the solicitation of consents from the stockholders of FiNet.com, Inc., a Delaware corporation (the "Company"), and the Consent Solicitation Statement related thereto and (ii) votes all shares of the capital stock of the Company held of record by the undersigned on January 25, 2001, in the manner designated on the reverse side hereof.

    THIS CONSENT WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE ON THE REVERSE SIDE HEREOF. IF NO SPECIFICATION IS MADE AND THIS CONSENT IS RETURNED TO THE COMPANY, THIS CONSENT WILL BE VOTED FOR THE PROPOSAL.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL. PLEASE REVIEW CAREFULLY THE CONSENT SOLICITATION STATEMENT DELIVERED WITH THIS CONSENT.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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                          (CONTINUED FROM OTHER SIDE)

1. To authorize an Amendment to the Company's Restated Certificate of Incorporation in order to effect a stock combination (reverse split) pursuant to which the Company's outstanding shares of Common Stock would be exchanged for new shares of Common Stock in an exchange ratio to be approved by the Board of Directors, ranging from one newly issued share for each ten outstanding shares to one newly issued share for each seventy outstanding shares, all as more fully described in the Consent Statement.

         / /  CONSENT         / /  CONSENT WITHHELD         / /  ABSTAIN

                                         Dated ___________________________, 2001

                                         _______________________________________
                                               (SIGNATURE OF STOCKHOLDER)

                                         _______________________________________
                                               (SIGNATURE OF STOCKHOLDER)

                                         NOTE: PLEASE DATE THIS CONSENT AND SIGN
                                         YOUR NAME OR NAMES EXACTLY AS SET FORTH
                                         HEREON. FOR JOINTLY OWNED SHARES, EACH
                                         OWNER SHOULD SIGN. IF SIGNING AS
                                         ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                         TRUSTEE OR GUARDIAN, PLEASE INDICATE
                                         THE CAPACITY IN WHICH YOU ARE ACTING.
                                         CONSENTS EXECUTED BY CORPORATIONS
                                         SHOULD BE SIGNED BY A DULY AUTHORIZED
                                         OFFICER AND SHOULD BEAR THE CORPORATE
                                         SEAL.

PLEASE DATE AND SIGN THIS CONSENT AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES